EX-99.h.7.a

SCHEDULE D*

TO THE WEBSITE SERVICES AGREEMENT
AMONG ABERDEEN FUNDS, ABERDEEN ASSET

MANAGEMENT INC. AND CITI FUND SERVICES OHIO, INC.

Aberdeen U.S. Equity Fund
Aberdeen Select Worldwide Fund
Aberdeen China Opportunities Fund
Aberdeen Developing Markets Fund
Aberdeen International Equity Fund
Aberdeen Equity Long-Short Fund
Aberdeen Global Financial Services Fund
Aberdeen Health Sciences Fund
Aberdeen Natural Resources Fund
Aberdeen Technology and Communications Fund
Aberdeen Global Utilities Fund
Aberdeen Optimal Allocations Fund: Growth
Aberdeen Optimal Allocations Fund: Moderate Growth
Aberdeen Optimal Allocations Fund: Moderate
Aberdeen Optimal Allocations Fund: Defensive
Aberdeen Optimal Allocations Fund: Specialty
Aberdeen Small Cap Fund
Aberdeen Tax-Free Income Fund
Aberdeen Core Plus Income Fund
Aberdeen Core Income Fund
Aberdeen Asia Bond Institutional Fund Aberdeen Global Small Cap Fund
Aberdeen Global Fixed Income Fund
Aberdeen International Equity Institutional Fund
Aberdeen Emerging Markets Institutional Fund
Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund
Aberdeen Global High Yield Bond Fund
Aberdeen Emerging Markets Debt Local Currency Fund
Aberdeen Ultra-Short Duration Bond Fund
Aberdeen Asia-Pacific Smaller Companies Fund

*As most recently approved at the March 8, 2011 Board Meeting.